Exhibit 3.8

                           CERTIFICATE OF DESIGNATIONS

                                       of

                     6 1/2% SERIES B CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK

                                       of

                             WANG LABORATORIES, INC.

                     (Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware)

     WANG LABORATORIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation.

     RESOLVED, that, pursuant to the authority expressly vested in the Board of Directors of this Corporation (the "Board of Directors") in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and it hereby is, created and classified, and that the designation and number of shares thereof, the voting powers, preferences and relative participating, optional or other special rights thereof, and the qualifications, limitations or restrictions thereof are as follows:

SECTION 1.  Designation and Number of Shares.
            ---------------------------------

     The designation of such series of Preferred Stock shall be 6 1/2% Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 143,750.

SECTION 2.  Definitions.
            ------------

     For purposes of the Series B Preferred Stock, the following terms shall have the meanings indicated:


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     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions are obligated or authorized to be closed in New York, New York or in Boston, Massachusetts.

     "Common Stock" shall mean the common stock of the Corporation, par value $0.01 per share.

     "Constituent Person" shall have the meaning set forth in paragraph (E) of
Section 7 hereof.

     "Conversion Price" shall mean the conversion price per share of Common Stock for which the Series B Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 7. The initial conversion price will be $26.5625.

     "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market System of the National Association of Securities Dealers, or, if such security is not quoted on such Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors.

     "Dividend Payment Date" shall mean May 1, August 1, November 1 and February 1 in each year, commencing on May 1, 1996; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.


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     "Dividend Periods" shall mean quarterly dividend periods commencing on May
1, August 1, November 1 and February 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the earliest date of original issue of any shares of Series B Preferred Stock and end on and include April 30, 1996.)

     "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during the ten (10) consecutive Trading Days immediately prior to the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determined that day's Current Market Price.

     "Junior Dividend Stock" shall mean the Common Stock and any other class or series of stock of the Corporation over which the Series B Preferred Stock has preference or priority as to the payment of dividends.

     "Junior Liquidating Stock" shall mean the Common Stock or any other class or series of stock of the Corporation over which the Series B Preferred Stock has preference or priority as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     "Liquidation Preference" shall have the meaning set forth in paragraph (A) of Section 4 hereof.

     "non-electing share" shall have the meaning set forth in paragraph (E) of
Section 7 hereof.

     "Parity Dividend Stock" shall mean any class or series of stock of the Corporation ranking on a parity as to the payment of dividends with the Series B Preferred Stock.

     "Parity Liquidating Stock" shall mean any class or series of stock of the Corporation ranking on a parity


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as to the distribution of assets upon any liquidation, dissolution or winding up of the Corporation with the Series B Preferred Stock.

     "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Redemption Date" shall have the meaning set forth in paragraph (C) of
Section 5 hereof.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of February 27, 1996 between the Corporation and Lehman Brothers Inc., BT Securities Corporation and Salomon Brothers Inc.

     "Securities" shall have the meaning set forth in paragraph (D)(iii) of
Section 7 hereof.

     "Senior Dividend Stock" shall mean any class or series of stock of the Corporation (including without limitation the Corporation's 4 1/2% Series A Cumulative Convertible Preferred Stock) which has preference or priority over the Series B Preferred Stock as to the payment of dividends.

     "Senior Liquidating Stock" shall mean any class or series of stock of the Corporation (including without limitation the Corporation's 4 1/2% Series A Cumulative Convertible Preferred Stock) which has preference or priority over the Series B Preferred Stock as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     "Series B Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Dividend Stock or any class or series of Parity Dividend Stock are placed in a sepa-


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rate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "Stated Value" shall have the meaning set forth in paragraph (A) of Section 4 hereof.

     "Trading Day" shall mean any day on which the securities in question are traded on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market System of the National Association of Securities Dealers, or if such securities are not quoted on such Nasdaq National Market, in the applicable securities market in which the securities are traded.

     "Transaction" shall have the meaning set forth in paragraph (E) of Section 7 hereof.

     "Transfer Agent" means American Stock Transfer & Trust Company or such other agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent for the Series B Preferred Stock.

SECTION 3.  Dividends.
            ----------

     (A) Subject to the rights of the holders of Senior Dividend Stock, the holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $65 per share of Series B Preferred Stock. Dividends on shares of Series B Preferred Stock shall be cumulative from the date of issuance of such shares, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on May 1, 1996. Each such dividend shall be payable in arrears to the holders of record of shares of the Series B Preferred Stock, as they appear on


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the stock records of the Corporation at the close of business on such record dates, which shall not be more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (B) The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

     (C) So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Dividend Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Dividend Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon any other Parity Dividend Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Parity Dividend Stock.



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     (D) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Dividend Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Dividend Stock, nor shall any Junior Dividend Stock or any Parity Dividend Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Dividend Stock), unless in each case the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any Parity Dividend Stock shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Dividend Stock, PROVIDED, HOWEVER, that, notwithstanding the foregoing, the Corporation may redeem, purchase or otherwise acquire Common Stock (i) in amounts sufficient to allow employees to obtain cash to meet tax obligations arising upon exercise of stock options to purchase Common Stock or upon the termination of restrictions on restricted Common Stock and (ii) as the payment of the exercise price under stock options to purchase Common Stock.

SECTION 4.  Payments upon Liquidation.
            --------------------------

     (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of the holders of any Senior Liquidating Stock and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any Junior Liquidating Stock, the holders of the shares of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, One Thousand Dollars ($1,000) per share of Series B Preferred Stock (the "Stated Value") plus an amount equal to all dividends (whether or not declared) accrued and unpaid


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thereon to the date of final distribution to such holders (the "Liquidation
Preference"); but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the Liquidation Preference and the liquidation preference on all Parity Liquidating Stock, then such assets, or the proceeds thereof, shall be distributed ratably among the holders of shares of Series B Preferred Stock and any such Parity Liquidating Stock in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such Parity Liquidating Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with or into one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (B) Subject to the rights of the holders of shares of any Senior Dividend Stock, Senior Liquidating Stock, Parity Dividend Stock or Parity Liquidating Stock, after payment shall have been made to the holders of the Series B Preferred Stock, as and to the fullest extent provided in this Section 4, any other series or class or classes of Junior Liquidating Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

     No interest shall accrue on any payment upon liquidation after the due date thereof.

SECTION 5.  Redemption at the Option of the Corporation.
            --------------------------------------------

     (A) The shares of Series B Preferred Stock will be redeemable at the option of the Corporation by resolution of its Board of Directors, in whole, or, from time to time, in part, at any time on or after March 1, 1999, at the following redemption prices per share, if redeemed during the twelve-month period beginning March 1 of the year indicated below, plus, in each case, all


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
dividends accrued and unpaid on the shares of Series B Preferred Stock up to the date fixed for the redemption, upon giving notice as provided herein below:

Year                                                                Price
- ----                                                                -----


1999........................................................      $1030.00
2000........................................................      $1020.00
2001........................................................      $1010.00
2002 and thereafter.........................................      $1000.00

     (B) If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

     (C) At least 15 days, but not more than 30 days, prior to the date fixed for the redemption of shares of Series B Preferred Stock, a written notice shall be mailed in a postage prepaid envelope to each holder of record of the shares of Series B Preferred Stock to be redeemed, addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), and calling upon such holder to surrender to the Corporation, on the Redemption Date at the place designated in such notice, his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation (together with transfer instruments sufficient to transfer such shares to the Corporation free of any adverse interest) at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares repre


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sented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series B Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock.

     From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the shares of Series B Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. No interest shall accrue on the redemption price of any shares of Series B Preferred Stock after the date of redemption of such shares. At its election, the Corporation, prior to the Redemption Date, may deposit the redemption price (including all accrued and unpaid dividends up to the Redemption Date) of shares of Series B Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such shares, in which case the aforesaid notice to holders of shares of Series B Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be


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later than the Redemption Date) against payment of the redemption price
(including all accrued and unpaid dividends up to the Redemption Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of Series B Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

     If a notice of redemption has been given pursuant to this Section 5 and any holder of shares of Series B Preferred Stock shall, prior to the close of business on the day preceding the Redemption Date, give written notice to the Corporation pursuant to Section 7 below of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 7 below), then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section 7 below, and any moneys set aside by the Corporation for the redemption of such shares of converted Series B Preferred Stock shall revert to the general funds of the Corporation.

SECTION 6.  Shares to Be Retired.
            ---------------------

     All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares) shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

SECTION 7.   Conversion.
             -----------

     Holders of shares of Series B Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

     (A) Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Series B Preferred Stock shall have the right, at his or her option, at any time after 90 days following the


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latest date of original issue of any shares of Series B Preferred Stock, to convert such shares into the number of fully paid and nonassessable shares of Common Stock obtained by dividing the aggregate Stated Value of such shares by the Conversion Price (as in effect on the date provided for in the last paragraph of paragraph (B) of this Section 7) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (B) of this Section 7; PROVIDED, HOWEVER, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the day preceding the Redemption Date, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 5 hereof. Certificates will be issued for the remaining shares of Series B Preferred Stock in any case in which fewer than all of the shares of Series B Preferred Stock represented by a certificate are converted.

     (B) In order to exercise the conversion right, the holder of shares of Series B Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the Corporation that the holder thereof elects to convert Series B Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

     Any share of Series B Preferred Stock surrendered for conversion during the period from the close of business on a dividend payment record date for any Dividend Payment Date through the close of business on the day next preceding such Dividend Payment Date shall (unless such share of Series B Preferred Stock being converted shall have been called for redemption on a Redemption Date in such period) be accompanied by payment of an amount equal to the dividend payable on such share


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on such Dividend Payment Date. An amount equal to such payment shall be paid by the Corporation on such Dividend Payment Date to the record holder of such share of Series B Preferred Stock at the close of business on such dividend payment record date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     As promptly as practicable after the surrender of certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (C) of this Section 7.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

     (C) No fractional shares or scrip representing fractions of shares of Common Stock shall be


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issued upon conversion of the Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the date of conversion or if such date of conversion is not a Trading Day then on the Trading Day immediately preceding such date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

     (D) The Conversion Price shall be adjusted from time to time as follows:

               (i) If the Corporation shall after the earliest date of original issue of any shares of Series B Preferred Stock (A) pay a dividend or make a distribution on its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification.
          An


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          adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (H) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

               (ii) If the Corporation shall issue after the earliest date of original issue of any shares of Series B Preferred Stock rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day next following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph


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          (H) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

               (iii) If the Corporation, after the earliest date of original issue of any shares of Series B Preferred Stock, shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock), assets (excluding cash dividends or distributions paid from profits or surplus of the Corporation, other than Extraordinary Cash Distributions (as defined herein)), evidence of its indebtedness or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by
          (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of such capital stock, assets, evidence of its indebtedness or rights or warrants so distributed per share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (H) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of Series B Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (iii); PROVIDED that on the date, if any, on which a Person converting a share of Series B Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (iii) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences). "Extraordinary Cash Distribution" means the portion of any cash dividend or cash distribution on the Common Stock that, when added to all other cash dividends and cash distributions on the Common Stock made during the immediately preceding 12-month period (other than cash dividends and cash distributions for which a prior adjustment to the Conversion Price was previously made), exceeds, on a per share of Common Stock basis, ten percent (10%) of the average daily Current Market Price of the Common Stock over such 12-month period.

               (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends on securities of the Corporation or any employee stock purchase plan (including without limitation the Corporation's 1995 Employees' Stock Purchase Plan) approved by the stockholders of the Corporation. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/10 of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (D) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (D), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

               (v) To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Series B Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect. Any such reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for this Section 7(D).

     (E) If the Corporation, after the earliest date of original issue of any shares of Series B Preferred Stock, shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization or reclassification of the Common Stock and excluding any transaction as to which subparagraph (D)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities or other property (including cash or any combination thereof) receivable upon such Transaction (provided that if the kind or amount of stock, securities or other property (including cash or any combination thereof) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (E) the kind and amount of stock, securities or other property (including cash or any combination thereof) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by the plurality of the non-electing shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (E) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Stock that will contain provisions enabling the holders of the Series B Preferred Stock that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (E) shall similarly apply to successive Transactions.

     (F) If:

               (i) the Corporation shall de- clare a dividend (or any other distribution) on the Common Stock (other than in cash out of profits or surplus, other than Extraordinary Cash Distributions); or

               (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants which, pursuant to the terms of this Section 7, would require an adjustment in the Conversion Price; or

               (iii) there shall be any re- classification of the Common Stock (other than an event to which subparagraph (D)(i) of this

          Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

               (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series B Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or
          (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

     (G) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be prima facie evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price of the holder of each share of Series B Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

     (H) In any case in which paragraph (D) of this Section 7 provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (C) of this Section 7.

     (I) For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

     (J) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (K) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series B Preferred Stock, the Conversion Price for the Series B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

     (L) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this paragraph (L), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Corporation covenants that any shares of Common Stock issued upon conversion of the Series B Preferred Stock shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the shares of Common Stock deliverable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

     The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series B Preferred Stock, prior to such delivery, upon each national securities exchange or market, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

     Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock (and subject to the provisions of the Registration Rights Agreement), the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     (M) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series B Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting any issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.


SECTION 8.  Ranking.
            --------

     Any class or series of stock of the Corporation shall be deemed to rank:

     (A) prior to the Series B Preferred Stock, as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

     (B) on a parity with the Series B Pre- ferred Stock, as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock if the holders of such class of stock or series and the Series B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; and

     (C) junior to the Series B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, as the case may be, if such stock or series shall be Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series.

SECTION 9.  Voting.
            -------

     (A) Each share of Series B Preferred Stock shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise required by applicable law or as set forth in the Certificate of Incorporation or herein, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other class or series of stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (B) Unless the affirmative vote or con- sent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the outstanding shares of Series B Preferred Stock and all other affected Parity Dividend Stock or Parity Liquidating Stock upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose, at which the holders of shares of Series B Preferred Stock and such Parity Dividend Stock and Parity Liquidating Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of designations or any similar document relating to any series of Preferred Stock) which would materially adversely affect the preferences, rights, powers or privileges of the Series B Preferred Stock; PROVIDED, HOWEVER, that the amendment of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto so as to authorize or create, or to increase the authorized amount of, any Junior Dividend Stock, Junior Liquidating Stock, Parity Dividend Stock or Parity Liquidating Stock shall not be deemed to materially adversely affect the preferences, rights, powers or privileges of the Series B Preferred Stock.

     (C) Unless the affirmative vote or con- sent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the outstanding shares of Series B Preferred Stock and all Parity Dividend Stock or Parity Liquidating Stock upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of Series B Preferred Stock and such Parity Dividend Stock and Parity Liquidating Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

     (D) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends (as defined below) on the Series B Preferred Stock shall exist, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series B Preferred Stock and any Parity Dividend Stock upon which like voting rights have been conferred and are exercisable shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors (the "Series B Preferred Directors") of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Series B

Preferred Stock or any such Parity Dividend Stock. Any Series B Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Series B Preferred Stock and any Parity Dividend Stock upon which like voting rights have been conferred and are exercisable, voting together as a single class without regard to series, at a meeting of the stockholders, or of such holders, called for the purpose. So long as a default in any preference dividends on the Series B Preferred Stock or any such Parity Dividend Stock shall exist, (a) any vacancy in the office of a Series B Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Series B Preferred Director and filed with the Corporation and (b) in the case of the removal of any Series B Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Series B Preferred Stock and any Parity Dividend Stock upon which like voting rights have been conferred and are exercisable, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Series B Preferred Director shall be deemed, for all purposes hereof, to be a Series B Preferred Director. Whenever a default in preference dividends shall no longer exist, the term of office of each Series B Preferred Director shall terminate and the number of directors constituting the Board of Directors shall be reduced by two and the rights of the holders of the shares of the Series B Preferred Stock to vote as provided in this Section 9(D) shall cease, and the holders of shares of the Series B Preferred Stock shall have only the voting rights elsewhere herein set forth, until such time as a default in preference dividends on the Series B Preferred Stock recurs in which case the special voting rights set forth in this Section 9(D) shall apply. For the purposes hereof, a "default in preference dividends" on the Series B Preferred Stock shall be deemed to exist whenever the equivalent of six quarterly dividends have not been declared and paid or set apart for payment, whether or not consecutive, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Series B Preferred Stock shall have been declared and paid or set apart for payment to the end of the last preceding dividend period.

     For purposes of the foregoing provisions of this Section 9, each share of Series B Preferred Stock shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Series B Preferred Stock shall not have any voting rights and the consent of the holders thereof shall not be required for the taking of any corporate action. Any shares of Series B Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

SECTION 10.  Record Holders.
             ---------------

     The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Richard L. Buckingham, its Vice President & Treasurer, on this 27th day of February, 1996.


                              WANG LABORATORIES, INC.



                           By: /s/ Richard L. Buckingham
                              ----------------------------
                               Name: Richard L. Buckingham
                               Title: Vice President &
                                       Treasurer